UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2010 (July 5, 2010)
Signature Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 409 - 4340
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation of Certain Officers
On December 27, 2010, Signature Group Holdings, Inc. (the “Company”) entered into a Separation, Consulting and Mutual Release Agreement with Donald E. Royer, the Company’s interim acting Chief Operating Officer and interim acting Chief Legal Officer, and former Executive Vice President and General Counsel of the Company and its wholly-owned subsidiary, Fremont Reorganizing Corporation (“FRC”)(the “Royer Separation Agreement”).
As previously disclosed, on June 4, 2010, Mr. Royer had tendered notice of his intention to resign from his positions as Executive Vice President and General Counsel of the Company and FRC, effective upon the confirmation of the Company’s bankruptcy plan of reorganization (the “Plan”) by the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Royer Notice”). The Royer Notice stated that because of the material reduction in his duties and responsibilities which would result following the confirmation of the Plan, his resignation was for “good reason,” as defined in the Employment Agreement dated November 9, 2007 (the “Royer Employment Agreement”), by and between Mr. Royer, Fremont General Corporation, the predecessor of the Company, and Fremont Investment & Loan, the predecessor of FRC. Under the terms of the Royer Employment Agreement, if the executive’s employment is terminated by the executive for good reason, he will be entitled to certain compensation and related benefits as set forth therein. The foregoing description of the Royer Employment Agreement is qualified in its entirety by reference to the Royer Employment Agreement, which was attached as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on November 15, 2007, which is incorporated by reference herein.
On July 5, 2010, the Company had appointed Mr. Royer as its interim acting Chief Operating Officer and interim acting Chief Legal Officer. Mr. Royer had served as Executive Vice President and General Counsel from November 2007 through July 2010. Mr. Royer’s prior work experience is reported in the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2007, which is incorporated by reference herein. Mr. Royer’s employment was on an at will basis, with Mr. Royer receiving salary of $41,667 per month. Effective October 1, 2010, Mr. Royer ended his employment with the Company and resigned his positions as acting interim Chief Operating Officer and Acting interim Chief Legal Officer. Mr. Royer has continued to provide consulting services to the Company since the effective date of his separation.
The Royer Separation Agreement resolves Mr. Royer’s claims against the Company and also compensates him for his cooperation and contributions since the effective date of his separation. Under the Royer Separation Agreement, in return for, among other things, mutual releases between the parties, Mr. Royer is to receive $124,000 for consulting services for the period October 2, 2010 through December 31, 2010, reimbursement of legal expenses incurred, and severance payments totaling $500,000, which shall be paid in four equal quarterly installments on January 1, 2011, April 1, 2011, July 1, 2011 and October 1, 2011. The Royer Separation Agreement also provides for terms upon which Mr. Royer may in the future be called upon to provide the Company with consulting services in a capacity as an independent contractor. The foregoing description of the Royer Separation Agreement is qualified in its entirety by reference to such Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Separation, Consulting, And Mutual General Release Agreement by and between Donald E. Royer and Signature Group Holdings, Inc., dated December 27, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.
Date: December 29, 2010	By:	/s/ David N. Brody
		Name:	David N. Brody
		Title:	Senior Vice President